                             LETTER OF TRANSMITTAL
                 TO ACCOMPANY CERTIFICATES FOR DEPOSITARY UNITS
              FORMERLY REPRESENTING LIMITED PARTNERSHIP INTERESTS
                                       OF
                    LA QUINTA MOTOR INNS LIMITED PARTNERSHIP
                        CANCELLED AND SURRENDERED IN THE
                     MERGER WITH A WHOLLY OWNED SUBSIDIARY
                                       OF
                              LA QUINTA INNS, INC.

    This Letter of Transmittal is to be completed, signed and mailed or delivered with certificates (the "Certificate(s)") for depositary receipts for units ("Units") formerly representing limited partnership interests of La Quinta Motor Inns Limited Partnership, a Delaware limited partnership (the "Partnership"), which are to be exchanged for a cash payment of $13.00 per Unit, without interest (the "Merger Consideration"), as provided in the Partnership Acquisition Agreement (the "Merger Agreement"), dated as of October 27, 1993, among the Partnership, La Quinta Realty Corp., a Texas corporation (the "General Partner"), La Quinta Inns, Inc., a Texas corporation (the "Parent"), LQI Acquisition Corporation, a Delaware corporation (the "Purchaser"), and LQI Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Parent ("Merger Sub").

                     THE EXCHANGE AGENT FOR THE MERGER IS:

                       THE FIRST NATIONAL BANK OF BOSTON
                           TELEPHONE: (617) 575-2700

              BY MAIL:                         BY OVERNIGHT COURIER:
  The First National Bank of Boston      The First National Bank of Boston
    Shareholder Services Division          Shareholder Services Division
            P.O. Box 1889                       Mail Stop 45-01-19
         Mail Stop 45-01-19                      150 Royall Street
     Boston, Massachusetts 02105            Canton, Massachusetts 02021

                                    BY HAND:
                            BancBoston Trust Company
                                  of New York
                            55 Broadway, Third Floor
                               New York, New York

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    PLEASE READ CAREFULLY THE INSTRUCTIONS BELOW. DO NOT SEND THIS LETTER OF TRANSMITTAL OR CERTIFICATES TO LA QUINTA MOTOR INNS LIMITED PARTNERSHIP OR TO LA QUINTA INNS, INC.

To: The First National Bank of Boston

    The undersigned has been advised that unitholders of the Partnership holding at least a majority of the Units of the Partnership outstanding have approved and adopted the Merger Agreement pursuant to which Merger Sub was merged with and into the Partnership (the "Merger"). Pursuant to the Merger Agreement, the Merger was consummated and the effective time of the Merger occurred on January 25, 1994 (the "Effective Time").

    Pursuant to the Merger Agreement, the undersigned herewith surrenders the Certificate(s) described below formerly representing Units of the Partnership accompanied by this executed Letter of Transmittal and any other document required by this Letter of Transmittal. Delivery of the enclosed Certificate(s) shall be effected, and risk of loss and title to such Certificate(s) shall pass, only upon valid delivery thereof to you at one of the addresses given above.

    You, as the Exchange Agent, are hereby requested to deliver, as set forth below and in accordance with the Merger Agreement, cash in the amount of the Merger Consideration (without interest) to be received on account of the Units
(i) formerly represented by the Certificate(s) submitted herewith and (ii) held by the undersigned and formerly represented by lost, stolen or destroyed Certificate(s), and to take all necessary action to effect such delivery. No such Merger Consideration shall be delivered by you, as the Exchange Agent, until all Certificate(s) held by the undersigned shall have been validly delivered to you at one of the addresses given above and the undersigned shall have complied with Instruction 7 with respect to any lost, stolen or destroyed Certificate(s). Upon satisfaction of such requirements, you, as the Exchange Agent, shall issue a check for cash payable in the amount of such Merger Consideration in the name indicated below, unless other instructions are indicated below under "Special Payment Instructions." Similarly, unless otherwise indicated below under "Special Delivery Instructions," you, as the Exchange Agent, shall mail said check to the undersigned at the address appearing below under "Description of Surrendered Certificate(s) Formerly Representing Units of the Partnership." In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue said check in the name of and mail said check to the person or persons so indicated.

    All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

    The undersigned represents and warrants that the undersigned has full power and authority to surrender the Certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever.

    The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Partnership to be reasonably necessary to complete the surrender and exchange of the Certificate(s).

     Description of Surrendered Certificates Formerly Representing Units of the Partnership
                                       (See Instruction 3)
                                                            CERTIFICATE(S) BEING SURRENDERED
   NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)             (ATTACH ADDITIONAL SIGNED
             (PLEASE FILL IN, IF BLANK)                            LIST IF NECESSARY)
                                                                                  NUMBER OF
                                                                                    UNITS
                                                           CERTIFICATE          REPRESENTED BY
                                                            NUMBER(S)            CERTIFICATE


                                                           TOTAL NUMBER
                                                             OF UNITS
                                                           SURRENDERED

/ / CHECK HERE IF ANY CERTIFICATE(S) WHICH YOU OWN HAVE BEEN LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 7. PLEASE FILL OUT THE REMAINDER OF THIS LETTER OF TRANSMITTAL AND INDICATE THE NUMBER OF UNITS FORMERLY REPRESENTED BY SUCH LOST, STOLEN OR DESTROYED CERTIFICATE(S).

                NOTE:  SIGNATURES MUST BE PROVIDED BELOW. PLEASE
                 READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

  SPECIAL PAYMENT INSTRUCTIONS                SPECIAL DELIVERY INSTRUCTIONS
  (SEE    INSTRUCTIONS   2,   4   AND   5)    (SEE   INSTRUCTIONS   2,   4   AND    5)
    To  be completed ONLY if the check for      To be completed ONLY if the check  for
  the   cash   payment   of   the   Merger    cash payment of the Merger Consideration
  Consideration is  to  be issued  in  the    is  to be sent to someone OTHER than the
  name   of   someone   OTHER   than   the    undersigned, or to the undersigned at an
  undersigned.                                address  OTHER  than  that  shown  above
  Issue  the   check  in   the  name   of:    under    "Description   of   Surrendered
  Name                                        Certificates Formerly Representing Units
  (Please Print:  First, Middle  and  Last    of the Partnership."
  Name)                                       Mail the check to:
  Address                                     Name
                                              (Please  Print:  First, Middle  and Last
                                              Name)
             (Include Zip Code)               Address

  (Taxpayer   Identification   or   Social
  Security                                               (Include Zip Code)
    Number  of  person  named  above.  See
   Instruction 8  below  for  instructions    (Taxpayer   Identification   or   Social
  in                                          Security
     completing Substitute Form W-9.)             Number of person named above.)

                                   IMPORTANT
                                PLEASE SIGN HERE
                        AND ON SUBSTITUTE FORM W-9 BELOW
                           (SEE INSTRUCTIONS 2 AND 4)
  Signature(s) of Owner(s) ___________________________________________________
  ____________________________________________________________________________
  Dated ________________________________________

      (Must be signed by the registered holder(s) exactly as the name(s) appears on the Certificate(s) or by the person(s) to whom the Certificate(s) surrendered has been assigned and transferred as evidenced by endorsements or stock powers transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, agent or any other person acting in a fiduciary or representative capacity, please set forth full title and enclose proper documentary evidence of the appointment and authority of such person so to act. See Instruction 4.)
  Name(s) ____________________________________________________________________
  ____________________________________________________________________________
                             (Please Type or Print)
  Capacity (full title) ______________________________________________________
                               (See Instruction 4)
  Address ____________________________________________________________________
  ____________________________________________________________________________
                                                                      Zip Code
  ______________________________________  ____________________________________
       Area Code and Telephone Number       Taxpayer Identification or Social
                                                      Security No.
                                            (See Substitute Form W-9 below)

                           GUARANTEE OF SIGNATURE(S)
                  (ONLY IF REQUIRED; SEE INSTRUCTIONS 2 AND 4)

  Authorized Signature
  of Person Signing this Guarantee ___________________________________________
  Name of Person Signing this Guarantee ______________________________________
                                       (Please Type or Print)
  Title of Officer Signing this Guarantee ____________________________________
  Name of Guaranteeing Firm __________________________________________________
  Address of Guaranteeing Firm _______________________________________________
  ____________________________________________________________________________
                                                                      Zip Code
  __________________________________________  Dated __________________________
     Area Code and Telephone Number

                     INSTRUCTIONS TO LETTER OF TRANSMITTAL
      FOR SURRENDERING CERTIFICATES FOR DEPOSITARY RECEIPTS WHICH FORMERLY REPRESENTED LIMITED PARTNERSHIP INTERESTS OF LA QUINTA MOTOR INNS LIMITED
                                  PARTNERSHIP

    These instructions are part of the terms and conditions of this Letter of Transmittal.

    1. GENERAL. In accordance with the Merger Agreement, dated as of October 27, 1993, among the Partnership, the General Partner, the Parent, the Purchaser and Merger Sub, which was approved and adopted by unitholders of the Partnership at a special meeting of unitholders on January 24, 1994, (a) Merger Sub was merged with and into the Partnership, with the Partnership as the surviving entity, all of the limited partnership interests of which are owned by the Purchaser, and (b) each Certificate for depositary receipts formerly representing Units outstanding at the time of the Merger became effective (other than Certificates held by the Purchaser, the Parent or their respective subsidiaries) was cancelled and the holder thereof is entitled to receive the Merger Consideration (an amount of $13.00 net in cash per Unit, without interest).

    This Letter of Transmittal, or a copy thereof, properly completed and signed, must be used in connection with all exchanges of Certificate(s) for the Merger Consideration under the terms of the Merger Agreement.

    THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ANY OTHER DOCUMENTS (SEE BELOW) IS AT THE ELECTION AND RISK OF THE SURRENDERING HOLDER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, BE USED.

    Transmit your Certificate(s) and other required documents to any of the addresses set forth above. DELIVERY WILL BE DEEMED EFFECTIVE ONLY WHEN ACTUALLY RECEIVED BY THE OFFICE OF THE EXCHANGE AGENT. DELIVERY OF THIS LETTER OF
TRANSMITTAL TO AN ADDRESS OTHER THAN ONE OF THOSE SET FORTH IN THIS LETTER OF TRANSMITTAL WILL NOT CONSTITUTE A VALID DELIVERY.

    The Partnership shall have the absolute right to reject any or all Certificate(s) not in proper form or to waive any irregularities in the surrender of a Certificate(s). The interpretation by the Partnership of the terms and conditions of the Merger Agreement and this Letter of Transmittal (including these instructions) will be final. Upon waiver of any defect or irregularity, the Partnership may treat and receive any such defective or irregular surrender of a Certificate(s) as if no such defect or irregularity had been present. Surrender of a Certificate(s) will not be deemed to have been made until all such defects or irregularities have been cured or waived.

    No alternative, conditional or contingent submissions will be accepted. By executing this Letter of Transmittal, the submitting holder waives any right to receive any notice of acceptance for payment of the Certificate(s).

    The cash payment in the amount of the Merger Consideration will be mailed as soon as practicable after the valid delivery of (i) the Certificate(s) by the unitholder, (ii) an executed Letter of Transmittal and (iii) any documentation required by Instruction 7 with respect to any lost, stolen or destroyed Certificate(s).

    2. GUARANTEE OF SIGNATURES. Certificate(s) need not be endorsed and unit powers and signature guarantees are unnecessary unless (a) the Certificate is registered in a name other than that of the person surrendering the Certificate or (b) such registered holder completes the box entitled "Special Payment Instructions" or "Special Delivery Instructions." In the case of (a) above, such Certificate must be duly endorsed or accompanied by a properly executed unit power, with the endorsement or signature on the unit power and on this Letter of Transmittal guaranteed by a financial institution that is a member of the Stock Transfer Association's approved medallion program (such as STAMP, SEMP, or MSP) (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. In the case of (b) above, the signature on this Letter of Transmittal must be similarly guaranteed.

    3. INADEQUATE SPACE. If the space provided herein is inadequate, the Certificate numbers and/or the number of Units and any other required information should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.

    4. SIGNATURES ON LETTER OF TRANSMITTAL, UNIT POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) submitted hereby, the signature(s) must correspond with the name(s) as written on the face(s) of the Certificate(s) without alteration, enlargement or any change whatsoever.

    If any of the Certificate(s) submitted hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

    If any Certificates submitted hereby are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates.

    When this Letter of Transmittal is signed by the registered holder(s) of the Units evidenced by Certificate(s) listed and submitted herewith, no endorsements of Certificate(s) or separate unit powers are required. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Certificate(s) listed and submitted hereby, or if payment is to be made to a person other than the registered holder, then the submitted Certificate(s) must be endorsed or accompanied by appropriate unit powers in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Certificate(s) with the signatures on the Certificate(s) or unit powers guaranteed as aforesaid. See Instruction 2.

    If this Letter of Transmittal or any Certificate or unit power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Partnership of such person's authority so to act must be submitted.

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Units evidenced by Certificate(s) listed and submitted herewith, the Certificate(s) must be endorsed or accompanied by appropriate unit powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate(s) unless this Letter of Transmittal is signed by an Eligible Institution. Signatures on such Certificate(s) or unit powers must be guaranteed by an Eligible Institution. See Instruction 2.

    5. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal, or if a check is to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes (entitled "Special Payment Instructions" or "Special Delivery Instructions") on this Letter of Transmittal should be completed. See Instruction 2.

    6. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to the Exchange Agent at the address set forth above. Additional copies of this Letter of Transmittal may be obtained from the Exchange Agent at the address set forth above or from your broker, dealer, commercial bank, trust company or other nominee.

    7. LOST, STOLEN OR DESTROYED CERTIFICATE(S). If a unitholder's physical Certificate(s) has been lost, stolen or destroyed, this fact should be indicated on the face of this Letter of Transmittal, which then should be delivered to the Exchange Agent after being otherwise properly completed and duly executed. In such event, the Exchange Agent will forward additional documentation necessary to be completed in order effectively to surrender such lost, stolen or destroyed Certificate(s). The unitholder will have to post a surety bond of approximately 100% of the value of the Merger Consideration to be received on account of such lost, stolen or destroyed Certificate(s).

    8. TAXPAYER IDENTIFICATION NUMBER. Federal income tax law generally requires that a unitholder whose Certificate(s) are surrendered for payment must provide the Exchange Agent with his correct Taxpayer Identification Number ("TIN"), which, in the case of a unitholder who is an individual, is his social security number. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such unitholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, backup withholding at the rate of 31% may be imposed upon the Merger Consideration received by such unitholder. If withholding results in an overpayment of taxes, a refund may be obtained.

    Exempt unitholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt unitholder must enter its correct TIN in Part 1 of Substitute Form W-9, write "Exempt" in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt, such person must submit a completed Form W-8, "Certificate of Foreign Status." Such forms may be obtained from the Exchange Agent.

    If the Units are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which TIN to report.

    If you do not have a TIN, consult the W-9 Guidelines for instructions on applying for a TIN, check the box in Part 2 of the Substitute Form W-9, and sign and date the form. If the box in Part 2 is checked, the unitholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below. If you provide your TIN to the Exchange Agent within 60 days of the date the Exchange Agent receives such form, any amounts withheld during such 60-day period will be refunded to you by the Exchange Agent. NOTE: CHECKING THE BOX IN PART 2 ON THE FORM MEANS THAT YOU HAVE ALREADY APPLIED FOR A TIN OR THAT YOU INTEND TO APPLY FOR ONE IN THE NEAR FUTURE.

                       TO BE COMPLETED BY ALL UNITHOLDERS
                              (SEE INSTRUCTION 8)
                PAYER'S NAME: THE FIRST NATIONAL BANK OF BOSTON

         SUBSTITUTE            PART 1 -- PLEASE PROVIDE YOUR               TIN
          FORM W-9             TIN  IN THE BOX  AT RIGHT AND    SOCIAL SECURITY NUMBER OR
                               CERTIFY BY SIGNING AND DATING     EMPLOYER IDENTIFICATION
                               BELOW                                     NUMBER
 DEPARTMENT OF THE TREASURY                                   PART 2
  INTERNAL REVENUE SERVICE                                    AWAITING TIN / /
                               CERTIFICATION -- UNDER THE  PENALTIES OF PERJURY, I  CERTIFY
                               THAT  (1)  THE  NUMBER  SHOWN ON  THIS  FORM  IS  MY CORRECT
                               TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER
                               TO BE  ISSUED  TO  ME),  (2) I  AM  NOT  SUBJECT  TO  BACKUP
                               WITHHOLDING  EITHER BECAUSE I HAVE  NOT BEEN NOTIFIED BY THE
                               INTERNAL REVENUE SERVICE ("IRS") THAT I AM SUBJECT TO BACKUP
                               WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL  INTEREST
                               OR  DIVIDENDS OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER
                               SUBJECT TO BACKUP WITHHOLDING, AND (3) ANY OTHER INFORMATION
                               PROVIDED ON THIS FORM IS TRUE AND CORRECT.
PAYER'S REQUEST FOR TAXPAYER   SIGNATURE

$

 IDENTIFICATION NUMBER (TIN)   DATE

                                                                               m

      AND CERTIFICATION        You must cross out item (2) above if you have been  notified by  the  IRS  that  you are  subject  to  backup withholding because of underreporting interest or dividends on your  tax return  and you have  not been notified by  the IRS that you are no longer subject to backup withholding.

NOTE: FAILURE TO  COMPLETE AND  RETURN THIS  FORM MAY  IN CERTAIN  CIRCUMSTANCES
      RESULT  IN BACKUP WITHHOLDING OF 31% OF  ANY PAYMENTS MADE TO YOU PURSUANT

      TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments of the purchase price made to me thereafter will be withheld if I provide a number within 60 days.
Signature ___________________________            Date __________________________